EXHIBIT 23.1

HORWATH ORENSTEIN LLP

Chartered Accountants

A MEMBER OF HORWATH INTERNATIONAL

595 Bay Street, Suite 300

Toronto, Canada

M5G 2C2

(416) 596 1711

(416) 596 7894 Fax

www.hto.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated audited financial statements of Contour Telecom Inc. and Subsidiary as of June 30, 2003 and December 31, 2002 as part of this Form 8-K/A.

/s/ Horwath Orenstein LLP

Horwath Orenstein LLP

Chartered Accountants

Toronto, Ontario

September 12, 2003